SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
  (as permitted by Rule 14a-6(e) (2))



                            CYBERGUARD CORPORATION
               (Name of Registrant as Specified in Its Charter)




    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

[GRAPHIC OMITTED]



                                                              December 19, 1997




Dear CyberGuard Corporation Shareholder:


     You are cordially invited to attend the 1997 Annual Meeting of Shareholders to be held on January 29, 1998, at 10:00 a.m., at the Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, 33309.


     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.


                                     Sincerely,


[GRAPHIC OMITTED]



                                          Robert L. Carberry
                                 CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                            CYBERGUARD CORPORATION

                        2000 WEST COMMERCIAL BOULEVARD
                                   SUITE 200
                        FORT LAUDERDALE, FLORIDA 33309
                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON JANUARY 29, 1998
                               ----------------
     The Annual Meeting of Shareholders (the "Annual Meeting") of CyberGuard Corporation, a Florida corporation (the "Company"), will be held on January 29, 1998, at 10:00 a.m., local time, at Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, 33309, for the following purposes:



   1. To elect two directors to serve for a term of three years and until their respective successors are duly elected and qualified;



   2. To consider and vote upon an amendment to the CyberGuard Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 2,025,000 to 2,400,000 shares of common stock and to change the number of the annual grant to directors;



   3. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending June 30, 1998; and


   4. To transact such other business as may properly come before the Annual Meeting and any adjournments and postponements thereof.



     The Board of Directors has fixed the close of business on December 15, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.



     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.


     A complete list of the shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's corporate offices, 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida 33309.


     The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.


                                          By order of the Board of Directors,

                                          BRIAN FOREMNY
                                          SECRETARY AND GENERAL COUNSEL



Fort Lauderdale, Florida
December 19, 1997


     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE. PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                            CYBERGUARD CORPORATION

                        2000 WEST COMMERCIAL BOULEVARD
                                   SUITE 200
                        FORT LAUDERDALE, FLORIDA 33309
                               ----------------
                                PROXY STATEMENT


                               ----------------
                              GENERAL INFORMATION




     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CyberGuard Corporation, a Florida corporation ("CyberGuard" or the "Company"), for use at the Company's 1997 Annual Meeting of Shareholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on January 29, 1998, at 10:00 a.m., local time, at the Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, 33309, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to shareholders on or about December 19, 1997.


     The Board of Directors has fixed the close of business on December 15, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,232,706 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.



     The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned before voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.


     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.


     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.


     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes").

     Abstentions will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for a proposal as to which a beneficial owner abstains.


                             ELECTION OF DIRECTORS


     The Amended and Restated Articles of Incorporation and the By-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Board is currently comprised of six persons.


     Pursuant to the Company's Amended and Restated Articles of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The terms of two of the Company's directors expire at the Annual Meeting. The terms of the remaining classes of directors will expire at the 1998 and 1999 annual meetings of Shareholders, respectively. At each annual meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of Shareholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.


     Two directors are nominees for election this year for a three-year term expiring at the 2000 annual meeting of Shareholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. If a proxy card is specifically marked as abstaining from voting as to any nominee, the shares represented thereby will not be counted as having been voted for or against such nominee. Broker non-votes will be treated as votes cast. The proxies named in the proxy card intend to vote for the election of the two nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve. Set forth below is certain information about each of the nominees for election at the Annual Meeting and each continuing director.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.


NOMINEES



     C. SHELTON JAMES./dagger//double dagger/ Age 58. Since May 1991, Mr. James has served as Chief Executive Officer of Elcotel, Inc., a public company that manufactures telecommunications equipment. Mr. James is President of Fundamental Management Corporation, an investment management firm specializing in active investment in small capitalization companies, where he was Executive Vice President from 1990 to April 1993. Before 1990, Mr. James was Executive Vice President of Gould, Inc., a diversified electronics company, and President of Gould's Computer Systems Division. Mr. James is Chairman of the Board of Directors and Chief Executive Officer of Elcotel, Inc. and serves on the boards of directors of Concurrent Computer Corporation, CSPI, NAI Technologies, Inc., Group Long Distance, Fundamental Management Corporation and SK Technologies, Inc.


     RICHARD P. RIFENBURGH./dagger/ Age 65. Mr. Rifenburgh joined the Company's Board of Directors in June 1996 following the sale of the Company's real-time computer business. Mr. Rifenburgh is Chairman of the Board of Moval Management Corporation, a privately held company specializing in restoring companies in financial distress. He is, or in the past five years has been, a member of the Board of Directors of the following public companies: Concurrent Computer Corporation since 1991; Tristar Corporation since June 1992 and Chairman since August 1992; and Library Bureau (manufacturer of library furniture) from 1976 to 1995.

CONTINUING DIRECTORS



     ROBERT L. CARBERRY. Age 54. Mr. Carberry is the Company's Chairman and Chief Executive Officer. He was appointed Chairman, President and Chief Executive Officer of CyberGuard Corporation in June 1996, having joined the Company in March 1996 as President of the Company's Trusted Systems Division. Before joining the Company, Mr. Carberry served as Vice President, New Technology for Blockbuster/Viacom Group and Vice President, Managing Executive for Blockbuster Technology Holding Corporation. Prior to Blockbuster, Mr. Carberry's 20-year career with IBM included positions of President of Multimedia Investment Organization, a division of IBM; Vice President Technology/Business Development for the Personal Computer Division; Director of the Large Systems Programming Laboratory; and IBM Corporate Director of Technology. Mr. Carberry's term expires at the 1998 annual meeting of the Company's Shareholders.


     MICHAEL F. MAGUIRE./dagger//double dagger/ Age 71. Since 1984, Mr. Maguire has served as President, director and sole shareholder of Maguire Investment Management, Inc., a management consulting company. For more than 13 years, Mr. Maguire served as an executive at Harris Corporation, most recently as Senior Vice President from 1979 to 1986. Mr. Maguire serves on the board of directors of Concurrent Computer Corporation, Paravant Computer Corp., as well as several non-profit corporations. Mr. Maguire's term expires at the 1999 annual meeting of the Company's Shareholders.



     DAVID R. PROCTOR. Age 57. David Proctor was appointed a director of the Company in April 1997. Mr. Proctor has been President and Chief Operating Officer of Platinum Software Corporation, a supplier of financial software application programs, from May 1994 to December 1995. Prior to joining Platinum Software, Mr. Proctor was Vice President of software products for the Personal Software Products Division of IBM from April 1993 to May 1994. From October 1991 to April 1993, Mr. Proctor was a private consultant providing executive management services to technology companies. From May 1990 to October 1991, Mr. Proctor was with Ashton-Tate Corporation, a supplier of business applications software products, and served as both the Vice President of the Database Division and as President and Chief Operating Officer. Prior to joining Ashton-Tate, Mr. Proctor spent 23 years with IBM in several executive capacities. Mr. Proctor presently serves on the Board of Directors of MTI Technology Corp. Mr. Proctor's term expires at the 1998 annual meeting of the Company's shareholders.



     TOMMY D. STEELE. Age 57. Mr. Steele joined the Company in November 1997 as the Company's President and Chief Operating Officer. He was appointed to the Board shortly after joining the Company. Mr. Steele most recently served with Intergraph Corporation as president of the Intergraph Software Solutions business unit, where he managed the $400 million software business for the company. Intergraph Corporation, based in Huntsville, Alabama, is a leading supplier of interactive computer graphics systems. Prior to Intergraph, Mr. Steele held several software executive management positions during his 28-year tenure with IBM. Mr. Steele's term expires at the 1999 annual meeting of the Company's shareholders.


     LELAND R. REISWIG, JR./double dagger/ Age 52. Mr. Reiswig, who joined the Company's Board of Directors in October 1996, held numerous positions during his 30-year career at IBM. He was the General Manager, Technical Strategy for the IBM Software Group before his retirement in July 1, 1996. While General Manager of IBM's Personal Software Products Division from 1990 to 1995, he was responsible for worldwide development, marketing, sales, and support for OS/2, PC-DOS, OS/2 LAN Server and several other PC-based software offerings. His years at IBM also included services as ESD Vice President of Programming; ESD Austin Lab Director; System Manager, ESD Communications and Date Management Systems Software; and Product Manager of Business and Personal Information Products. Mr. Reiswig's term expires at the 1999 annual meeting of the Company's Shareholders.



   /dagger/ Member of the Audit Committee (Mr. James, Chairman)
     /double dagger/ Member of the Compensation and Stock Option Committee (Mr. James, Chairman)

                       AMENDMENT TO STOCK INCENTIVE PLAN


     The Company has adopted, and the shareholders have approved, the CyberGuard Stock Incentive Plan, as amended (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of an aggregate of 2,025,000 shares of Common Stock, including restricted stock and stock issued upon the exercise of stock options.


     On October 28, 1997, the Company's Board of directors approved a second amendment to the Stock Incentive Plan (the "Stock Incentive Plan Amendment")
(1) to increase by 375,000 to 2,400,000 the maximum number of shares of Common Stock that may be issued in the form of restricted stock or pursuant to the exercise of options granted pursuant to the Stock Incentive Plan and (2) to increase the annual grant of options to the Company's non-employee directors from 1,500 options to 3,000 options. The Company's shareholders are being requested to consider and approve the Stock Incentive Plan Amendment.


     Approval of the Stock Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will not be treated as votes cast.


     Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Stock Incentive Plan Amendment.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CYBERGUARD SHAREHOLDERS VOTE FOR THE APPROVAL OF THE STOCK INCENTIVE PLAN AMENDMENT.


     PURPOSE. The Company's Board of Directors believes that awards under the Stock Incentive Plan serve to attract, retain and motivate key employees and enhance the incentive of employees to perform at the highest level. Awards under the Stock Incentive Plan contribute significantly to the Company's success by tying employees' compensation to performance and by aligning employees' interests closely to the long-term interests of the Company and its shareholders. The availability of awards under the Stock Incentive Plan also serves to encourage qualified persons to seek and accept employment with the Company. The Company's Board of Directors believes that the proposed Stock Incentive Plan Amendment, by ensuring that a sufficient number of shares are available to be granted or issued upon the exercise of options to eligible present and future participants, furthers these objectives.



     Prior to the approval of the Stock Incentive Plan Amendment by the Company's Board of Directors, the Stock Incentive Plan provided for up to 2,025,000 shares of Common Stock to be available for issuance. Of this amount, the Company has issued options to purchase shares of Common Stock and shares of Common Stock subject to restrictions in an aggregate amount of 1,956,955 shares (after giving effect to options that have been forfeited by employees who leave before their options vest). A total of 68,045 shares remain available for issuance. Assuming approval of the Stock Incentive Plan Amendment by the Company shareholders, a total of 443,045 shares of Common Stock will remain available for future grants.



     ELIGIBILITY. All salaried employees and non-employee directors of the Company and its affiliates are eligible to participate in the Stock Incentive Plan. An eligible employee may receive an award under the Plan, however, only if selected by the Compensation Committee.


     ADMINISTRATION. The Stock Incentive Plan is administered by the Compensation Committee, none of the members of which may be an employee of the Company. The Compensation Committee may in turn delegate some or all of its authority and responsibility under the Stock Incentive Plan with respect to awards to participants who are not subject to Section 16(b) of the Exchange Act to the Chief Executive Officer of the Company. The Compensation Committee has the authority to select employees to whom awards are granted, to determine the types of awards and the number of shares subject thereto, and to set the terms, conditions and provisions of such awards. Certain specified awards that apply to non-employee directors of the Company are not subject to the discretion of the Compensation Committee. The Compensation Committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, to determine the terms and provisions of any agreements entered into under the Stock Incentive Plan, and to make all other determinations which may be necessary or advisable for the administration of the Stock Incentive Plan. In addition to the Compensation Committee, the Board of Directors also has the discretion to issue awards under the Stock Incentive Plan (including stock options and restricted stock awards), and referenced in this Proxy Statement to the "Compensation Committee" taking action with respect to the Plan should be considered as also referring to the Board of Directors, where appropriate.


     AWARDS UNDER THE STOCK INCENTIVE PLAN. The Stock Incentive Plan permits the granting of any or all of the following types of awards: (1) stock options, including incentive stock options ("ISOs'), (2) stock appreciation rights ("SARs"), (3) performance shares conditioned upon meeting performance criteria,
(4) restricted stock, in tandem with stock options or freestanding, and (5) other awards valued in whole or in part by reference to, or otherwise based on, Common Stock. In connection with any award, payment representing dividends or interest or their equivalent may be made to Stock Incentive Plan participants. In addition, the Stock Incentive Plan provides for the automatic grant of stock options to directors of the Company who are not employees of the Company or its affiliates ("Outside Directors").


     STOCK OPTIONS. Stock options may be granted, from time to time, to such salaried employees of the Company and its affiliates as may be selected by the Compensation Committee. The purchase price per share of Common Stock purchasable under any stock option granted to an employee is determined by the Board of Directors, but may not be less than 100% of the fair market value of a share of Common Stock on the date of grant and, in the case of ISOs, 110% of the fair market value of a share of Common Stock on the date of the grant. The term of each such option, and the time or times when it may be exercised, is fixed by the Compensation Committee (up to 10 years from the date of the grant). All terms and conditions relating to the options are the subject of separate stock option agreements between the Company and the grantees. The grant and the terms of ISOs is restricted to the extent required by the Code. Options may be exercised by payment of the purchase price, either in cash or, at the discretion of the Company's Board of Directors, in Common Stock having a fair market value on the date the option is exercised equal to the option price. The Stock Incentive Plan provides for SARs relating to any option to be automatically canceled to the extent of the number of shares of the exercise. Participants have no shareholder rights with respect to any options granted until shares have been issued upon the proper exercise of the option.


     STOCK APPRECIATION RIGHTS. The Compensation Committee may grant SARs, from time to time, to salaried employees. An SAR may be granted in connection with an option or independent of an option. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right may be exercised over the grant price of the SAR. The grant price (which may not be less than 100% of the fair market value of the shares on the date of grant) and other terms of the SAR may be determined by the Board of Directors. In the event the SAR is granted in connection with an option, the fixed price from which appreciation shall be computed shall be the option price. SARs granted in connection with options may be exercised only to the extent the related options are exercisable; the related options will be canceled upon exercise of such SAR. Payment by the Company upon such exercise will be in cash in the amount of the fair market value of the SAR over the fixed price, or the option price, as the case may be. SARs granted under the Stock Incentive Plan may not be transferred except by will or by the laws of descent and distribution and must be exercised during the lifetime of the grantee. To date, no SARs have been granted pursuant to the Stock Incentive Plan; any future grant of a SAR will be the subject of a separate Stock Appreciation Rights Agreement between the Company and the grantee containing the terms of the SAR and such other conditions as the Compensation Committee may determine.

     PERFORMANCE AWARDS. From time to time, the Company's Board of Directors may select a period during which performance criteria determined by the Company's Board of Directors are measured for the purpose of determining the extent to which a performance award has been earned. Any performance awards granted pursuant to the Stock Incentive Plan will be in the form of Common Stock. Recipients of performance awards, who must be salaried employees of the Company, need not be required to provide consideration other than the rendering of services. Shares awarded may be subject to a restriction period during which time the shares may not be transferred; shares granted are held by the Company during the restricted period. Recipients of performance awards will have, with respect to the performance shares (and even during a restricted period), all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any cash dividends to the extent permitted by applicable law, unless the Company's Board of Directors determines otherwise.


     RESTRICTED STOCK. Awards of shares of Common Stock subject to certain restrictions may be made from time to time to salaried employees of the Company. The Company's Board of Directors may select the recipients of restricted stock. Restricted stock may not be disposed of by the recipient until the lapse of certain restrictions established by the Company's Board of Directors. Recipients of restricted stock will not be required to provide consideration other than the rendering of services. Recipients will have, with respect to restricted stock, all of the rights of a shareholder of the Company including the right to vote the shares and to receive any cash dividends to the extent permitted by applicable law, unless the Company's Board of Directors determines otherwise. Upon termination of employment during the restriction period, all restricted stock not then vested will be forfeited, subject to such exceptions, if any, authorized by the Company's Board of Directors.


     OTHER STOCK-BASED AWARDS. In order to enable the Company to respond quickly to significant legislative and regulatory developments and to trends in executive compensation practices, the Company's Board of Directors will also be authorized to grant to salaried employees, either alone or in addition to other awards granted under the Stock Incentive Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock ("other stock-based awards"). Other stock-based awards may be paid in Common Stock or other securities, cash or any other form of property as determined by the Company's Board of Directors.


     The Company's Board of Directors may determine the employees to whom other stock-based awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of such awards need not be the same with respect to each recipient. Securities granted pursuant to other stock-based awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. If purchase rights are granted pursuant to other stock-based awards the Company's Board of Directors will determine the purchase price of stock, which price will not be less than the fair market value of such stock on the date of grant. All awards shall be fully vested and payable immediately upon a change of control of the Company.


     DIRECTORS' OPTIONS. Under the Stock Incentive Plan, as currently in effect, Outside Directors receive options to purchase 6,000 shares of Common Stock upon joining the Company's Board of Directors. In addition, on the date of each annual meeting of shareholders thereafter, each director who was not an employee of the Company is automatically granted an option to purchase 1,500 shares of Common Stock. If the Stock Incentive Plan Amendment is approved, each director will automatically be granted an option to purchase 3,000 shares of Common Stock on date of the annual meeting of shareholders or December 31 of each year, whichever comes first. The Company's shareholders have previously approved an amendment providing for non-employee directors serving as of February 4, 1996 each to be granted an option to purchase 15,000 shares of Common Stock at $5.50 per share, the closing price of Common Stock on the date of the grant. All such options are non-statutory stock options and priced at 100% of the fair market value on the date of grant. Neither the Company's Board of Directors nor any committee of the Company's Board of Directors has any discretion with respect to options granted to Outside Directors pursuant to the Stock Incentive Plan.

     NONASSIGNABILITY OF AWARDS. The Stock Incentive Plan provides that no award granted under the Stock Incentive Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, otherwise than by will or by the laws of descent and distribution. Each award is exercisable, during the participant's lifetime, only by the participant, or if permissible under applicable law, by the participant's agent, guardian or attorney-in-fact.


     ADJUSTMENTS. The Stock Incentive Plan provides that, in the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares, spin-out or any distribution to shareholders other than cash dividends, the Company's Board of Directors will make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Stock Incentive Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Stock Incentive Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

     The Company's Board of Directors is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles, provided no such adjustment shall impair the rights of any participant without his consent. The Company's Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

     CHANGE OF CONTROL. In order to maintain all of the participants' rights in the event of a change of control of the Company, all outstanding awards will become exercisable immediately prior to the occurrence of the change of control, in such manner and in such amounts as determined by the Company's Board of Directors, as constituted before such change of control, in its sole discretion. A change in control is deemed to occur if any person or entity acquires 20% or more of the outstanding shares of the Company or if as a result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, there is a change of a majority of the directors.


     FEDERAL INCOME TAX ASPECTS OF THE STOCK INCENTIVE PLAN. The following is a summary of the federal tax consequences generally arising with respect to awards to be granted under the Stock Incentive Plan. The grant of an ISO has no tax consequences to the Company or to the participant. In addition, the participant recognizes no taxable income at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the underlying share of Common Stock and the exercise price of the ISO is includable in the participant's income for alternative minimum tax purposes. If the participant holds the shares acquired upon exercise of an ISO for at least two years from the date of the grant of the ISO and at least one year from the date of exercise, he will recognize taxable capital gain or capital loss upon a subsequent sale of the shares at a price different from the option exercise price. In either of these events, no deduction would be allowed to the Company for federal income tax purposes.

     If the participant disposes of the shares acquired upon exercise of an ISO within either of the holding periods described above (i) the participant will recognize taxable ordinary income in the year of such disposition in an amount equal to the fair market value of the shares on the exercise date minus the exercise price of the ISO; provided that if the disposition is a sale or exchange with an unrelated party, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the exercise price; (ii) the Company will be entitled to a deduction for such year equal to the amount of taxable ordinary income recognized by the participant; and (iii) the participant will recognize capital gain or loss, short-term or long-term, as the case may be, in an amount equal to the difference between (a) the amount realized by him upon such sale or exchange of the shares and (b) the option exercise price paid by him increased by the amount of ordinary income, if any, recognized by him upon such disposition.

     The grant of a non-statutory stock option has no tax consequences to the Company or to the participant. Upon exercise of a non-statutory stock option, however, the participant will recognize taxable ordinary income in the amount of the excess of the fair market value on the date of exercise of the shares of Common Stock acquired over the exercise price of the non-statutory stock option, and such amount will be deductible for federal income tax purposes by the Company. The holder of such shares will, upon a subsequent disposition of the shares, recognize short-term or long-term capital gain or loss, depending on the holding period of the shares.

     In general, a grant of restricted stock has no tax consequence to the Company or the participant. Except as discussed below, the then fair market value of the shares of Common Stock issued as restricted stock will be taxed as ordinary income to the grantee as the restrictions on the stock lapse. The Company will receive a corresponding tax deduction at the same times. Dividends received by the participant during the restriction period are treated as compensation income and therefore are taxed as ordinary income to the participant and are deductible by the Company. If the participant holds the stock for more than one year after the restrictions lapse, any gain realized upon a taxable sale or exchange of the stock will be long-term capital gain. The Company receives no additional deduction at the time of disposition of the stock by the participant.

     The participant may, under Section 83(b) of the Code, elect to report the current fair market value of restricted stock as ordinary income in the year the award is made, even though the stock is subject to restrictions. In such a case, the Company will receive an immediate tax deduction for such fair market value of the shares in the year of grant, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, dividends paid during or after the restriction period would be treated as dividends to the participant and therefore would not be deductible by the Company. If a Section 83(b) election is made, any appreciation in the value of the stock after the date of grant will not be recognized as capital gain by the participant until such time as the participant disposes of the stock in a taxable transaction. Any capital gain then realized will be long-term capital gain if the participant has held the stock for at least one year from the date of grant. If the participant forfeits the stock (i.e., because he has not met the requirements for lapse of restrictions), the participant will receive no refund or deduction on account of taxes paid in the year of grant as a result of the Section 83(b) election.

     The grant of an SAR has no tax consequences to the Company or the participant. To the extent that an SAR is exercised, the amount paid to the participant will be taxed to him as ordinary income, and the Company will receive a corresponding deduction at the same time.

     With respect to other awards granted under the Stock Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount. A participant who makes an election under
Section 83(b) of the Code will be taxed on the excess of the fair market value at exercise over the purchase price. Special tax rules may apply to officers and directors who are not employees of the Company who are subject to Section 16 of the Exchange Act.


                         GENERAL INFORMATION RELATING
                           TO THE BOARD OF DIRECTORS

     The Company's Board of Directors met ten times during fiscal year ended June 30, 1997 and acted three times by unanimous written consent.


COMMITTEES OF THE BOARD

     The Company's Board of Directors has a Compensation and Stock Option Committee and an Audit Committee. The Company's Compensation and Stock Option Committee consists exclusively of directors of the Company who are not executive officers of the Company. The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Company's Stock Incentive Plan. During the fiscal year ended June 30, 1997, the Compensation and Stock Option Committee consisted of Mr. James (Chairman), Mr. Maquire and Mr. Reiswig. The Compensation and Stock Option Committee held three meetings during the fiscal year ended June 30, 1997 and acted twice by unanimous written consent.


     The Company's Audit Committee consists exclusively of members of the Board of Directors who are not executive officers of the Company. The Audit Committee of the Board of Directors recommends to the Board of Directors the independent accountants to be nominated for selection by the Company's shareholders, reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants on a periodic basis. The Audit Committee, with the assistance of the Company's Chief Financial Officer and other appropriate personnel, reviews the Company's annual financial statements and the independent auditor's report, including significant reporting or operational issues; corporate policies and procedures as they relate to accounting and financial reporting and financial controls; litigation in which the Company is a party; and use by the Company's executive officers of expense accounts and other non-monetary perquisites, if any. The Audit Committee may direct the Company's legal counsel, independent auditors and internal audit staff to inquire into and report to it on any matter having to do with the Company's accounting or financial procedures or reporting. During the fiscal year ended June 30, 1997, the members of the Audit Committee were Mr. James (Chairman), Mr. Maguire and Mr. Rifenburgh. The Audit Committee held one meeting during the 1997 fiscal year and two more shortly after the completion of the 1997 fiscal year-end audit to receive the audit report and review with the Company's independent accountants the results of the audit and certain other related matters.


     As of June 30, 1997, the Company did not have a standing nominating committee of the Board of Directors or a committee performing similar functions.



                              EXECUTIVE OFFICERS


   Certain biographical information concerning the Company's executive officers is presented below.



NAME                              AGE                           POSITION
------------------------------   -----   -------------------------------------------------------
Robert L. Carberry(1)   ......    54     Chairman of the Board of Directors and Chief Executive
                                         Officer
Tommy D. Steele(1)(2)   ......    57     President and Chief Operating Officer and Director
William D. Murray(2) .........    50     Vice President of Finance and Chief Financial Officer
Katherine K. Hutchison  ......    39     Vice President of Corporate Development
Robert Lawten  ...............    50     Vice President of Worldwide Marketing
Bradley C. Lesher ............    61     Vice President of International Operations
Thomas Patterson(2)  .........    37     Vice President of Electronic Commerce
Robert F. Perks   ............    53     Vice President of North American Operations
Rick A. Siebenaler   .........    34     Vice President of Development
Patrick O. Wheeler   .........    39     Vice President of Sales, North America


----------

(1) For biographical information see, "Election of Directors--Continuing Directors."
(2) Joined the Company following the fiscal year ended June 30, 1997.


     WILLIAM D. MURRAY. Mr. Murray, who joined the Company in November 1997, is the former Chief Financial Officer of Networks, Inc. (now Inacom, Inc.), a Fort Lauderdale, Florida-based network consulting firm that Mr. Murray joined in 1993. Prior to that, from 1991 to 1993 he was Chief Operating

Officer--U.S. Operations for Abrasive Industries. Mr. Murray has 27 years of experience as a financial executive and in public accounting including as a partner at Arthur Andersen & Company.


     KATHERINE K. HUTCHISON. Ms. Hutchison was appointed Vice President of Corporate Development in November 1997. She most recently served as Executive Vice President and General Manager of TradeWave Corporation, CyberGuard's electronic commerce subsidiary, a position she assumed in April 1997. Prior to this, Ms. Hutchison held various positions of increasing responsibility with the Company, including Vice President of Corporate Development and Director of Marketing. Ms. Hutchison joined the Company in 1993 from Texas Instruments where she spent 11 years in various management positions in the Corporate Research Information Technology Group. She also served as an engineer with the Optical Technology Division of Perkin-Elmer Corporation.


     ROBERT LAWTEN. Mr. Lawten joined CyberGuard Corporation as Vice President of Worldwide Marketing in April 1997. He was formerly the Director of Entertainment on Demand Market Development for Viacom's Blockbuster Entertainment Group. Prior to this, Mr. Lawten served as vice president and managing director of a semiconductor unit of Western Digital Corporation. He was previously employed with IBM for 23 years, primarily in marketing and sales management positions.



     BRADLEY C. LESHER. Mr. Lesher joined CyberGuard in July 1994 from IBM where he had served as General Manager of the Latin American Caribbean operations since November 1991. From 1988 to 1991 Mr. Lesher served as Director of General Business Systems in IBM's Latin American Headquarters Operation. In this capacity, Mr. Lesher was responsible for developing and supporting a distribution channel network of over 200 dealer and agent organizations. He joined IBM in 1957 and has over 30 years of diverse international management experience including 19 years of living abroad.



     THOMAS PATTERSON. Mr. Patterson joined CyberGuard Corporation in July 1997 as Vice President of Electronic Commerce. He was formerly the chief strategist for electronic commerce at IBM. Prior to joining IBM, Mr. Patterson was Information Security Director for MicroElectronics and Computer Technology Corp. (MCC), leading the development of secure web products and the first certificate authority. Prior to MCC, he led the development and marketing of a line of PC and network security products for Centel Corp. With over 15 years of experience in information security and electronic commerce, Mr. Patterson has advised the White House, U.S. Congress, National Information Infrastructure Committee, Departments of Defense, Treasury, Energy and Commerce, and scores of large businesses and organizations around the world on electronic commerce issues.


     ROBERT F. PERKS. Mr. Perks was appointed Vice President of North American Operations for CyberGuard in July 1996, and is responsible for worldwide customer support, government program sales and integration, and manufacturing. In the prior year, he served as Director of North American Sales for the Company. Mr. Perks was employed by Computer Products' Real Time Products Corporation from 1992 to 1995 as Director, Customer Service. He was employed by Harris Corporation from 1977 to 1992.


     RICK A. SIEBENALER. Mr. Siebenaler was appointed Vice President of Development for CyberGuard Corporation in April 1996. He also serves as CyberGuard's Chief Security Technologist. From 1994 to 1996, Mr. Siebenaler served as Director of Software Development for the Company, and from 1991 to 1994, he served as Chief Engineer. Mr. Siebenaler was previously employed by the National Security Agency (NSA), an agency within the US Department of Defense, as chief scientist for the Division of Standards and Guidelines.


     PATRICK O. WHEELER. Mr. Wheeler was appointed Vice President of Sales, North America in July 1997. He had been Chief Financial Officer and Vice President of Finance since April 1996. Mr. Wheeler previously held various financial and sales positions of increasing responsibility with the Company including Midwest Regional Sales Manager, Director of Accounting and Senior Account Manager. Prior to joining the Company in 1984, Mr. Wheeler was employed by Price Waterhouse L.L.P.

                            EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain of the Company's other executive officers for the fiscal year ended June 30, 1997, the nine months ended June 30, 1996, and the fiscal year ended September 30, 1995. In July 1996, the Company's Board of Directors voted to change the Company's fiscal year end from September 30 to June 30. Accordingly, the table below sets forth with respect to fiscal year 1996 only such compensation as was received by the executive officers named during the nine months ended June 30, 1996.



                                                                                           LONG-TERM COMPENSATION
     ANNUAL COMPENSATION                                                     OTHER          AWARDS
----------------------------------------------------------------------- ---------------    RESTRICTED                 ALL OTHER
                                                                          ANNUAL             STOCK                     COMPEN-
                                  FISCAL                                 COMPEN-                          OPTIONS     SATION(2)
  NAME AND PRINCIPAL POSITION      YEAR(1)     SALARY($)     BONUS($)     SATION ($)         AWARD(S)($)     (#)         ($)
------------------------------   ---------   -----------   ----------   ---------------   -------------   ---------   ----------
Robert L. Carberry   .........    1997         192,300       103,125            --            --          100,000       9,500
 Chairman and Chief               1996          39,229            --            --            --          339,000          --
 Executive Officer
Katherine K. Hutchison  ......    1997          91,667        38,250            --            --           15,000       7,094
 Vice President of                1996          87,617            --            --            --           60,000       5,257
 Corporate Development            1995          75,000            --            --            --           12,600       4,492
Bradley C. Lesher ............    1997         111,060       111,250            --            --               --       9,750
 Vice President of                1996          88,628        25,000            --            --           39,000       5,318
 International Operations         1995         110,001        12,500            --            --           60,000       1,015
Robert F. Perks   ............    1997          90,000        38,250        34,961(3)         --               --       5,400
 Vice President of North          1996          81,499            --            --            --           60,000       4,890
 American Operations
Rick A. Siebenaler   .........    1997          88,177        30,600            --            --               --       5,400
 Vice President of                1996          86,687            --            --            --           60,600       5,400
 Development                      1995          75,302            --            --            --           10,701       4,518
Patrick O. Wheeler   .........    1997         120,687        47,000            --            --               --       7,653
 Vice President of Sales,         1996          94,128            --            --            --           75,000       5,676
 North America                    1995         120,016        10,000            --            --            3,000       7,132


----------
(1) For the fiscal year ended June 30, 1997, the nine months ended June 30, 1996 and the fiscal year ended September 30, 1995. Bonuses for the fiscal year ended June 30, 1997 and the nine months ended June 30, 1996 were accrued during such periods but were paid in August 1997 and 1996, respectively.
(2) Amounts reported represent contributions to the Company's Retirement Plan.
(3) Represents sales commissions

OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 30, 1997


     The following table shows all grants during the fiscal year ended June 30, 1997 of stock options under the Company's Stock Incentive Plan (the "Stock Incentive Plan") to the executive officers named in the Summary Compensation Table.
                                INDIVIDUAL GRANTS
         --------------------------------------------------------------
                                                                                   POTENTIAL REALIZABLE
                                            PERCENT OF                               VALUE AT ASSUMED
                              NUMBER OF    TOTAL OPTIONS                          ANNUAL RATES OF STOCK
                              SECURITIES    GRANTED TO     EXERCISE               PRICE APPRECIATION FOR
                              UNDERLYING     EMPLOYEES     OR BASE                    OPTION TERM(1)
                               OPTION        IN FISCAL      PRICE     EXPIRATION  ----------------------
NAME                         GRANTED (#)   YEAR (%)       ($/SHARE)   DATE         5%($)       10%($)
---------------------------- ------------- -------------- ----------- ----------- ---------- -----------
Robert L. Carberry .........   100,000          24.76%      $9.25      7/24/06     $581,728   $1,474,212
Katherine K. Hutchison   ...    15,000           3.71%      $9.375     4/08/02     $ 38,852   $   85,853

----------
(1) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates as set by the Commission and are not intended to forecast future price appreciation of the Company's Common Stock based upon growth at these prescribed rates. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company. There can be no assurance that the amounts reflected in this table will be achieved.



     Following the fiscal year end, the Company issued options to purchase Common Stock to the following executives in the following amounts (all such options are exercisable at the fair market value on the date of the grant): Mr. Steele--175,000; Mr. Murray--50,000; Robert Lawten--50,000; Bradley Lesher--25,000; Thomas Patterson--100,000 and Patrick Wheeler--25,000.



OPTION EXERCISES AND PERIOD-END VALUES


     The following table provides information as to the number and value of unexercised options to purchase the Company's Common Stock held by the named executive officers at June 30, 1997, based on a closing sale price of $8.875 per share on June 30, 1997. None of the named executive officers exercised any options during the fiscal year ended June 30, 1997.




                                   NUMBER OF SECURITIES
                                  UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                     OPTIONS AT FISCAL             IN-THE-MONEY OPTIONS
                                        YEAR-END(#)                 AT FISCAL YEAR-END
NAME                             EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
------------------------------   ---------------------------   -----------------------------
Robert L. Carberry   .........        113,000/326,000                    -- / --
Katherine K. Hutchison  ......         32,600/ 55,000                146,139/  135,000
Bradley C. Lesher ............         79,000/ 45,000                448,935/   67,500
Robert F. Perks   ............         20,000/ 40,000                 67,500/  135,000
Rick A. Siebenaler   .........         31,301/ 40,000                137,236/  135,000
Patrick O. Wheeler   .........         28,000/ 50,000                103,260/  168,750


----------

(1) Based on the difference between the closing price of the Company's common stock on June 30, 1997 ($8.875) and the exercise price of the options. On December 12, 1997, the closing price of the Company's common stock was $67/16 per share.

COMPENSATION PLANS



     The Company and Mr. Carberry entered into an agreement dated as of March 5, 1996 (the "Carberry Employment Agreement"), effective as of April 12, 1996. The Carberry Employment Agreement provides for the employment of Mr. Carberry as Chairman of the Board and Chief Executive Officer of the Company at an annual base salary of $200,000, $225,000 and $250,000 for the first, second and third twelve-month periods, respectively, of the Carberry Employment Agreement. The Carberry Employment Agreement provides, as of March 5, 1996, for Mr. Carberry to be granted options to purchase 339,000 shares of the Company's Common Stock at an exercise price of $10.67 per share and becoming exercisable in three equal installments of 113,000 on each of March 5, 1997, 1998, and 1999. The Carberry Employment Agreement provides for Mr. Carberry to have a target bonus for the achievement of certain performance objectives to be established by the Company of 50% of his annual base salary.



     The Company may terminate the Carberry Employment Agreement for "cause." The Carberry Employment Agreement defines "cause" as willful acts against the Company intended to enrich Mr. Carberry at the expense of the Company, the conviction of Mr. Carberry for a felony involving moral turpitude, willful and gross neglect by Mr. Carberry of his duties or the intentional failure of Mr. Carberry to observe policies of the Company's Board of Directors that have or will have a material adverse effect on the Company. If the Carberry Employment Agreement is terminated by the Company (other than for "cause" or the death, disability or normal retirement of Mr. Carberry) or by Mr. Carberry for "good reason," Mr. Carberry will receive severance pay of two times his annual base salary and two times his target bonus as in effect immediately prior to termination, and all of Mr. Carberry's stock options and stock appreciation rights will be exercisable at termination. If Mr. Carberry's employment with the Company is terminated within one year following a "change in control" of the Company (other than for "cause" or the death, disability or normal retirement of Mr. Carberry) or by Mr. Carberry for "good reason," Mr. Carberry will receive severance pay of three times his annual base salary and three times his target bonus as in effect immediately prior to termination, and all of Mr. Carberry's stock options and stock appreciation rights will become exercisable at termination. If Mr. Carberry's employment is terminated at any time by the Company for "cause" or by Mr. Carberry other than for "good reason," the Carberry Employment Agreement prohibits Mr. Carberry from engaging in any business competitive with the business of the Company for a one-year period following the effective date of termination. If Mr. Carberry's employment is terminated by the Company (other than for "cause" or the death, disability or normal retirement of Mr. Carberry) or by Mr. Carberry for "good reason," other than within one year of a "change in control," the Carberry Employment Agreement prohibits Mr. Carberry from engaging in any business competitive with the business of the Company for a two-year period following the effective date of termination.



     In addition to the Carberry Employment Agreement, the Company has employment agreements with its other executive officers. Such employment agreements, other than the Carberry Employment Agreement, are referred to herein as the "Executive Employment Agreements." The base salaries under such Employment Agreements are $200,000 for Mr. Steele, $120,000 for Mr. Murray, $115,000 for Ms. Hutchison, $100,000 for Mr. Lawten, $115,000 for Mr. Lesher, $125,000 for Mr. Patterson, $100,000 for Mr. Perks, $100,000 for Mr. Siebenaler, and $125,000 for Mr. Wheeler. Certain of the Executive Employment Agreements also provide or are expected to provide, as the case may be, for bonuses based on certain Company performance targets in initial amounts based upon the following percentages of base salary: Mr. Steele--50%; Mr. Murray--40%; Ms. Hutchison--50%; Mr. Lawten--50%; Mr. Lesher--50%; Mr. Patterson--40%; Mr. Perks--50%; Mr. Siebenaler--40%; and Mr. Wheeler--50%.



     The Executive Employment Agreements contain severance provisions that apply if the executive officer's employment is terminated within three years after the occurrence of a change of control. In the event that any such employee is terminated by the Company within three years following the occurrence of a change in control or by such employee for "good reason", such employee will be entitled to receive on the date of such termination an amount equal to, among other things, a specific multiple of such employee's base salary, target bonus under the Company's bonus program, and any performance award payable under the Stock Incentive Plan or similar plan, as well as any other benefits which any such employee would be entitled to where termination was without "cause" or with "good reason" by employee.


     The Executive Employment Agreements may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer resigns without "good reason" or is terminated for "cause," compensation under the employment agreements will end. In the event any such employment agreement is terminated by the Company without "cause" or the executive officer resigns for "good reason," the terminated executive officer will receive, among other things, severance compensation equal to a specified multiple of such employee's annual base salary and target bonus under the Company's bonus program. In addition, upon termination without "cause" or resignation with "good reason," all non-statutory options and stock appreciation rights of all such executive officers will be immediately exercisable upon termination of employment and certain other awards previously made under any of the Company's compensation plans or programs and previously not paid will immediately vest on the date of such termination. Termination by the Company or by the executive (except for such termination occurring within three years after a change of control gives rise to certain noncompetition and nonsolicitation provisions.


     The Executive Employment Agreements contain severance provisions that apply if the executive officer's employment is terminated within three years after the occurrence of a change of control. In the event that any such employee is terminated by the Company within three years following the occurrence of a change in control or by such employee for "good reason", such employee will be entitled to receive on the date of such termination an amount equal to, among other things, a specific multiple of such employee's base salary, target bonus under the Company's bonus program, and any performance award payable under the Stock Incentive Plan or similar plan, as well as any other benefits which any such employee would be entitled to where termination was without "cause" or with "good reason" by employee.


     STOCK INCENTIVE PLAN. All salaried employees are eligible to participate in the Stock Incentive Plan. The Stock incentive Plan is described in more detail above under the heading "Amendment to the Stock Incentive Plan." At the Annual Meeting, the Company's shareholders will consider and vote upon an amendment to the Stock Incentive Plan to increase the number of shares available for grant under the plan.


     DIRECTOR COMPENSATION. Upon joining the Board of Directors, all non-employee directors receive 6,000 options to purchase Common Stock of the Company. In addition, on the date of each annual meeting of shareholders, each director who is not an employee of the Company is automatically granted an option to purchase 1,500 shares of common stock of the Company (this number will be increased to 3,000 if the Stock Incentive Plan Amendment is approved). All such options are non-statutory stock options and priced at 100% of the fair market value on the date of grant. Neither the Board of Directors nor any committee of the Board of Directors has any discretion with respect to options granted to non-employee directors pursuant to the Stock Incentive Plan.


     In addition to grants pursuant to the Stock Incentive Plan, non-employee directors of the Company receive a $15,000 annual retainer payable upon election as a director of the Company at an annual meeting of shareholders (and a pro rata amount to any non-employee who becomes a director of the Company thereafter, payable at the time of becoming a director) and $1,000 per Board of Directors meeting attended. In addition, directors receive $750 ($1,000 for the Chairman) for attendance at any meeting of a committee of the Board of Directors, payable at any such meeting, except for committee meetings held on the same day as Board of Directors meetings. Directors are also reimbursed for travel and lodging expenses in connection with Board of Directors and committee meetings.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION


     During the fiscal year ended June 30, 1997, the Compensation and Stock Option Committee of the Company's Board of Directors consisted of Mr. James, Mr. Maguire and Mr. Reiswig, none of whom are executive officers of the Company. The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Stock Incentive Plan.


     The Compensation and Stock Option Committee Objectives. The Company's compensation programs are designed by the Compensation Committee to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company; (3) to recognize individual performances and achievements as well as the performance of the Company relative to its peers; and (4) to link the interests of senior management with the long-term interests of the Company's stockholders through compensation opportunities in the form of stock ownership. At present, these objectives are met through a program comprised of salary, annual cash bonus, which is directly tied to the Company's operating performance, stock price or similar criteria, and long-term incentive opportunities in the form of stock options and performance stock.


     EXECUTIVE SALARIES. Base salaries for management employees are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among industry competitors and for public companies of the size of the Company. Salary adjustments are determined and normally made at 12-month intervals. During the fiscal year ended June 30, 1997, the Company engaged an independent consultant to advise the Company as to whether its executives' salaries were comparable to competing employers. Based on the consultant's report, the Company increased the salaries of Messrs. Lawten, Perks and Siebenaler by $10,000 each to align these officers' compensation with industry standards.


     ANNUAL BONUSES. The Company offers a bonus program for executives designed to provide year-end incentive bonuses to executives who contributed materially to the Company's success during the most recently completed fiscal year. The bonus program is intended to enable the Company executives to participate in the Company's success as well as to provide incentives for future performance. In determining amounts to be awarded as bonuses, the Compensation and Stock Option Committee takes into account a number of factors, including the Company's gross revenue, net income, cash flow, the successful development and marketing of new products and individual performance and achievement.



     During the fiscal year ended June 30, 1997, the Company approved a bonus for Mr. Carberry in the amount of 50% of his annual salary and the granting of options to purchase 100,000 shares of common stock of the Company. The bonus and stock option grant were based on Mr. Carberry's meeting the Company's revenue, income and production targets and in providing the organization and strategy for the Company's future growth.



     LONG TERM INCENTIVES. Under the Stock Incentive Plan, the Compensation and Stock Option Committee may grant to certain employees of the Company a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, exercise payment rights, grants of stock or performance awards.

     During the fiscal year ended June 30, 1997, the Company Compensation Committee approved grants of stock options that had an exercise price of not less than the fair market value of the underlying stock on the date of the grant. The stock options become exercisable in equal annual installments over three years. Such stock options were granted following the end of the fiscal year.


                Submitted by the Compensation and Stock Option Committee: C.
                               SHELTON JAMES, CHAIRMAN
                               MICHAEL F. MAQUIRE
                               LELAND R. REISWIG, JR.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During the fiscal year ended June 30, 1997, Robert L. Carberry, the Company's Chairman, President and Chief Executive Officer, participated in deliberations of the Compensation and Stock Option Committee, as requested by such Committee, concerning executive officer compensation.




              OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS


     Brian Foremny, who until June 1997 was a member of the Board of Directors and serves as the Company's General Counsel, was until November 1996 a partner at the law firm of Holland & Knight LLP, which serves as the Company's outside legal counsel.


     David Proctor, who serves as a member of the Board of Directors of the Company, also performs certain consulting services for the Company. As compensation for such services, during the fiscal year ended June 30, 1997, Mr. Proctor received (in addition to a daily rate for services performed) an option to purchase 15,000 shares of Common Stock at a price of $8.875 per share.

                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT



     The following sets forth, as of December 15, 1997 information with respect to the beneficial ownership of the Company's Common Stock by (i) each of the Company's named executive officers; (ii) each director of the Company; and
(iii) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named in this table: (a) has sole voting and investment power with respect to all shares of Common Stock beneficially owned and (b) has the same address as the Company. The Company is not aware of any person who beneficially owns more than 5% of the outstanding shares of the Company's Common Stock.





                                                             NUMBER OF      PERCENT
NAME/ADDRESS                                                 SHARES        OF CLASS
----------------------------------------------------------   -----------   ---------
Robert L. Carberry(1)(2) .................................     119,000       1.46%
Katherine K. Hutchison(2)   ..............................      32,900         *
Bradley C. Lesher(2)  ....................................      80,596       1.00%
Robert F. Perks(2) .......................................      20,000         *
Rick A. Siebenaler(2) ....................................      31,301         *
Patrick O. Wheeler(2) ....................................      28,000         *
C. Shelton James(2)(3)   .................................      22,500         *
Michael F. Maguire(2) ....................................      22,500         *
David R. Proctor(2)   ....................................      20,875         *
Leland R. Reiswig, Jr.(2)   ..............................       8,500         *
Richard P. Rifenburgh(2) .................................       7,500         *
All directors and officers as a group (13 persons)  ......     397,797       4.55%


----------
 *  Less than 1%
(1) Does not include options that are not currently exercisable to purchase an additional 326,000 shares of Common Stock

(2) Includes options that are currently exercisable to purchase Common Stock in the following amounts: Mr. Carberry--113,000 shares; Ms. Hutchison--32,600 shares; Mr. Lesher--79,000 shares; Mr. Perks--20,000 shares; Mr.
   Wheeler--28,000 shares; Mr. Siebenaler--31,301 shares; Mr. James--22,500 shares; and Mr. Maguire--22,500 shares; Mr. Proctor--21,000 shares; Mr. Reiswig--7,500 shares; and Mr. Rifenburgh--7,500 shares.

(3) Does not include 69,100 shares that are deemed beneficially owned by Mr. James as a result of his serving as an executive officer and director of various investment limited partnerships.

                               PERFORMANCE GRAPH


     The following graph shows the Company's cumulative total return to shareholders, based on an initial investment of $100, compared to Standard & Poor's 500 Index and the Self-determined Peer Group (defined below) over the period from October 10, 1994, the first day that the Company was traded publicly, and the end of the fiscal year ended June 30, 1997. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance. The Self-determined Peer Group is comprised of Digital Equipment Corporation, Secure Computing Corporation, Raptor Systems, Inc. and Security Dynamics Technology, Inc.



                 COMPARISON OF ONE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG THE COMPANY, S&P 500 AND PEER GROUP


[GRAPHIC OMITTED]
-------------------------------------------------------------------------------
                                    10/10/94     9/30/95  6/30/96(1)   6/30/97
-------------------------------------------------------------------------------
CYBERGUARD CORPORATION                100        218.02     668.6       343.99
-------------------------------------------------------------------------------
PEER GROUP(2)                         100        163.68     178.69      138.69
-------------------------------------------------------------------------------
S & P 500                             100        130.57     152.42      205.3
-------------------------------------------------------------------------------

----------------
(1) During fiscal year 1995, the Company changed its fiscal year end to September 30. During fiscal year 1996, the Company changed its fiscal year end to June 30.
(2) Shares of Secure Computing Corporation were first publicly traded on November 17, 1995. Shares of Raptor Systems, Inc. were first publicly traded on February 2, 1996.

                                  APPROVAL OF
                       INDEPENDENT CERTIFIED ACCOUNTANTS


     The Board of Directors has selected KPMG Peat Marwick LLP to serve as the Company's principal accountants for the year ending June 30, 1997. In the event the appointment of KPMG Peat Marwick LLP for 1997 is ratified, it is expected that KPMG Peat Marwick LLP will also audit the books and accounts of the Company's Tradewave Corporation subsidiary at the close of their current fiscal years. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.


     The proposal to ratify the appointment of KPMG Peat Marwick LLP will be approved by the shareholders if it receives the affirmative vote of a majority of the votes cast by shareholders entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal. Unless otherwise instructed, the persons named on the proxy card intend to vote shares as to which a proxy is received in favor of the proposal.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.


                             CHANGE IN RIGHTS AGENT


     The Company is party to a Rights Agreement dated September 29, 1994 with KeyCorp Shareholder Services, Inc. (f/k/a Society National Bank) ("KeyCorp") pursuant to which KeyCorp has agreed to act as Rights Agent with respect to the Rights to purchase stock of the Company that are issuable under certain circumstances as described in the Rights Agreement. KeyCorp formerly was the transfer agent for the Company's Common Stock. The Company's current transfer agent, American Stock Transfer & Trust Company ("AST"), has agreed to serve also as the Rights Agent under the Rights Agreement. Accordingly, the Company hereby gives notice that it intends to amend the Rights Agreement pursuant to the amendment provisions set forth therein to substitute AST for KeyCorp as the Rights Agent thereunder.


                                 OTHER MATTERS


     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1998 Annual Meeting, shareholder proposals must be received by the Company no later than October 1, 1998 and must otherwise comply with the requirements of Rule 14a-8.


     Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting of such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's directors, officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full during the fiscal year ended June 30, 1997. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.


     Shareholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission without charge by writing to: Investor Relations, CyberGuard Corporation, 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida 33309.

                             CYBERGUARD CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING JANUARY 29, 1998
                                     PROXY

     The undersigned stockholder hereby appoints Robert L. Carberry, Tommy D. Steele, and Brian Foremny, or any of them, attorneys and provides for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse, with the same force and effect as the undersigned, all shares of CyberGuard Corporation Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Double Tree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida at 10:00 a.m. on January 29, 1998 and at any adjournments thereof.


     WHEN PROPERTY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

               FOR       WITHHELD                                                                         FOR   AGAINST   ABSTAIN
1. ELECTION OF                      NOMINEES: C. SHELTON  JAMES      2. APPROVAL OF AMENDMENT TO STOCK
   DIRECTORS.  [ ]         [ ]                RICHARD P. RIFENBURGH     INCENTIVE PLAN                    [ ]     [ ]        [ ]

FOR ALL NOMINEES EXCEPT AS MARKED BELOW
                                                                     3. RATIFY KPMG PEAT MARWICK LLP AS
                                                                        INDEPENDENT AUDITORS FOR FISCAL
______________________________________                                  YEAR 1996                         [ ]     [ ]        [ ]

                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]

                                                                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]


SIGNATURE _________________________ SIGNATURE ____________________________ DATED: _______, 1997

IMPORTANT: PLEASE MARK, DATE AND SIGN EXACTLY AS YOUR NAME APPEARS HEREON, JOINT OWNERS SHOULD EACH SIGN. IF THE SIGNER IS A
CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES ETC.
SHOULD GIVE FULL TITLE AS SUCH.